EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CMS Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock	457(c)	900,000	$53.735 (1)	$48,361,500 (1)	$147.60 per $1,000,000	$7,139
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	1,100,000(2)	—	$71,219,500 (3)	—	—	S-3	333-249643	October 23, 2020	$7,770
Total Offering Amounts						$119,581,000		$7,139
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$7,139

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the New York Stock Exchange on October 13, 2023.

(2)	Pursuant to Rule 415(a)(6) under the Securities Act, 1,100,000 shares registered hereunder are unsold securities previously registered on Registration Statement No.333-249643 filed on October 23, 2020 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the $7,770 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low prices of the common stock as reported on the New York Stock Exchange on October 20, 2020, which was $64.745.